Exhibit 8.1

LIST OF SUBSIDIARIES

1.	China Metro-Rural Limited, a Cayman Islands incorporated company continued in BVI

2.	China Metro-Rural Exchange Limited, ( ), a HK company

3.	China Northeast Logistics City Co., Ltd. , ( ), a PRC company

4.	Tieling Northeast City Advertising Co., Ltd., ( ), a PRC company

5.	Tieling North Asia Property Management Co., Ltd., ( ), a PRC company

6.	Tieling North Asia Development Co., Ltd., ( ), a PRC company

7.	Tieling Northeast City Motor Vehicle Trading Co., Ltd., ( ), a PRC company

8.	Tieling Shengtai Hotel Co., Ltd. ( ), a PRC company

9.	M.S. Electronic Emporium Limited, a BVI company

10.	China Metro-Rural Development Limited, ( ), a HK Company

11.	China Northeast Logistics City Dezhou Co., Ltd., ( ), a PRC company

12.	Dezhou Northeast City Property Co., Ltd., ( ), a PRC company

13.	Dezhou North Asia Property Management Co., Ltd., ( ), a PRC company

14.	Dezhou North Asia Property Co., Ltd., ( ), a PRC company

15.	Shenzhen China Northeast Logistics City Co., Ltd., ( ), a PRC company

16.	China Glorious City Development Limited, ( ), a Hong Kong company

17.	China Glorious City (Hengyang) Co., Ltd., ( ( ) ), a PRC company

18.	Hengyang China Glorious City Business Co., Ltd., ( ), a PRC company

19.	Hengyang China Glorious City Logistics Co., Ltd., ( ), a PRC company

20.	China Glorious City Strategic Limited, ( ), a Hong Kong company

21.	China Glorious City Strategic (Zhoukou) Co., Ltd., ( ( ) ), a PRC company

22.	Zhoukou Huayu Industries Co., Ltd., ( ), a PRC company

23.	Zhoukou Huahui Commercial Real Estates Co., Ltd., ( ), a PRC company

24.	China Glorious City Investments Limited, ( ), a Hong Kong company

25.	China Glorious City Investments (Zhoukou) Co., Ltd., ( ( ) ), a PRC company

26.	Zhoukou China Glorious Property Co., Ltd., ( ), a PRC company

27.	Zhoukou Dongyao Industries Co., Ltd., ( ), a PRC company

28.	China Glorious City Construction Limited, ( ), a Hong Kong company

29.	China Glorious City Holdings Limited, ( ), a Hong Kong company

30.	China Glorious City (Shenzhen) Industries Co., Ltd., ( ( ) ), a PRC company

31.	China Glorious City (Handan) Industries Co., Ltd., ( ( ) ), a PRC company

32.	China Glorious City (Handan) Business Co., Ltd., ( ( ) ), a PRC company

33.	Handan Huahui Business Co., Ltd., ( ), a PRC company

34.	Handan Yaomin Logistics Co., Ltd., ( ), a PRC company

35.	China Glorious City (Nanyang) Industries Co., Ltd., ( ( ) ), a PRC company

36.	China Glorious City (HK) Industries Limited, ( ( ) ), a Hong Kong company